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              UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

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                                  FORM 8-K

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           Current Report Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

     Date of report (Date of earliest event reported): December 2, 1999

                        EXODUS COMMUNICATIONS, INC.
           (Exact name of registrant as specified in its charter)

                                  Delaware
               (State of Other Jurisdiction of Incorporation)

               0-23795                           77-0403076
       (Commission File Number)     (IRS Employer Identification Number)

                       2831 Mission College Boulevard
                       Santa Clara, California  95054
         (Address of principal executive offices including zip code)

                               (408) 346-2200
            (Registrant's telephone number, including area code)

                               Not Applicable

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ITEM 5:  OTHER EVENTS

    On December 2, 1999, the Company issued a press release announcing that it sold a total of $900 million aggregate gross proceeds through private offerings of senior notes and convertible subordinated notes. The size of the offerings was increased from the $500 million previously disclosed. The Company sold approximately $500 million aggregate principal amount of 10-3/4% Senior Notes due 2009 (including Euro 125 million of 10-3/4% Senior Notes due 2009) and $400 million aggregate principal amount of 4-3/4% Convertible Subordinated Notes due July 15, 2008. A copy of the press release is filed as Exhibit 99.01 and incorporated herein by reference.

ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

    99.01 Press Release dated December 2, 1999.


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                                                     EXODUS COMMUNICATIONS, INC.
                                                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXODUS COMMUNICATIONS, INC.


(Registrant)


Date:  December 3, 1999


By: /s/ Richard S. Stoltz


Richard S. Stoltz
Executive Vice President, Finance,
Chief Financial Officer and Chief Operating Officer
(Duly Authorized Officer and Chief Accounting Officer)